UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒ Preliminary Proxy Statement
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     (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

POWIN CORPORATION
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2012

The annual meeting of the stockholders of POWIN CORPORATION, a Nevada corporation, will be held Wednesday, June 13, 2012, at 2:00 in the afternoon of that day, at the Best Western Plus Northwind Inn and Suites at 16105 S.W. Pacific Highway, Tigard, Oregon 97224.  Stockholders will be asked to consider the following matters at the meeting, which are described in the accompanying proxy statement

1.	To elect four directors to hold office until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified;
2.	Approve the adoption an amendment to the Articles of Incorporation;
3.	Any other business which may properly come before the meeting; including adjourning the meeting from time to time.

The Board of Directors has fixed the close of business on April 12, 2012 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.  Only stockholders of record at that time will be entitled to vote at the meeting, or any adjournment thereof.

The Board of Directors of the Company solicits you to sign, date and return the enclosed proxy.  Your proxy may be revoked at any time before it is exercised.

By Order Of the Board of Directors

/s/ Joseph Lu
Joseph Lu
Chairman
POWIN CORPORATION
20550 S.W. 115th Ave.
Tualatin, OR 97062

IMPORTANT NOTICE regarding the availability of proxy materials for the
Annual Meeting of Stockholders to be held on June 13, 2012:

The Company's Proxy Statement, 2011 Annual Report, Form 10-K and other proxy materials are being mailed with this Notice of Annual Meeting of Stockholders.

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph Lu Chief Financial Officer, POWIN CORPORATION as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote all of the shares of Common Stock held of record by the undersigned on April  12, 2012 at the annual meeting of stockholders to be held on June 13, 2012, or any adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if personally present, with respect to the following business proposed by the Company to be conducted at the meeting:

1.	ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW

Joseph Lu             Zaixiang (Fred) Liu        Ty Measom     Jeanne Liu

2.	AMENDMENT TO ARTICLES OF INCORPORATION: To approve and ratify the adoption of anamendment to the Articles of Incorporation

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

A majority of said Proxies, or their substitutes, present and acting at said meeting, or any adjournment thereof (or if only one be present and acting, that one) shall have and may exercise all of the powers of all of said Proxies.  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE-NAMED NOMINEES.  The undersigned hereby ratifies and confirms all that said Proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof and acknowledges receipt of the notice of said meeting and the Proxy Statement accompanying it.

PLEASE SIGN EXACTLY AS NAME APPEARS.
When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature

Dated___________________________, 2012.	Signature if held jointly

Please mark, sign, and date and return this proxy promptly using the enclosed envelope.

General Information

Powin Corporation (“Company”) is furnishing this proxy statement and enclosed proxy in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 13, 2012.  All expenses of the solicitation will be borne by the Company.  In addition to solicitation by mail, a number of regular employees may solicit proxies in person or by telephone.  The Company does not expect to pay any compensation for the solicitation of proxies.  The proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company.  Stockholders sharing the same address are provided only one proxy statement and annual report unless the Company has been notified that separate copies are desired.  Stockholders sharing addresses who wish to receive a separate proxy statement or annual report should contact the Company in writing at 20550 S.W. 115th Ave, Tualatin OR 97062 or call 503-598-6659 The Company will act in accordance with your wishes.  The enclosed proxy and this Proxy Statement were first sent or given to the holders of POWIN stock on or about May1, 2012.

The record date with respect to this solicitation is April 12, 2012 and only holders of Common Stock and/or Preferred Stock of the Company as of the close of business on that date are entitled to vote, either in person or by proxy, at the meeting.  At the close of business on that date 162,172,538 shares of Common Stock and 5,660 shares of Preferred Stock were issued and outstanding.  Holders of Common Stock are entitled to one vote per share standing in their names on the record date.  Holders of Preferred Stock are entitled to one vote per share standing in their names on the record date.

Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, by the stockholders entitled to vote at the annual meeting for that purpose. The affirmative vote of the holders of a majority of the votes of the Company's stock entitled to vote at the annual meeting is required for the approval of such other matters as properly may come before the annual meeting or any adjournment thereof.  A stockholder entitled to vote at the meeting can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director.

If you hold shares of the Company's stock directly as the shareholder of record and you give your proxy, your shares will be voted in accordance with your instructions.  However, if you are the shareholder of record and you give your proxy without providing voting instructions, your proxy will be voted in accordance with the recommendation of our board of directors (that is, "FOR" the election of each nominee for director named in this proxy statement).

If your shares of the Company's stock are held in street name through a broker, they will be voted in accordance with the voting instructions that you provide. If you do not provide voting instructions, your broker is only permitted to vote your shares on proposals that are considered routine under rules of the New York Stock Exchange.  As a result of recent amendments to those rules, the election of directors would not be considered to be routine.  Therefore, if your shares are held in street name and you do not give instructions to your broker; your shares will not be voted in the election of directors at the meeting.  This would be a "broker non-vote", which occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

To the knowledge of the Company, there are no special arrangements or understandings between any of the directors and officers other than each of them acting solely in their capacity as such.

Nomination of Directors

The Board of Directors performs the functions of a nominating committee and selects all nominees for election at stockholder meetings.  The Company does not have a separate charter with respect to the nomination of directors.  The Board of Directors does not believe a separate nominating committee is necessary as the Company is not currently required to have a separate committee and the full Board of Directors desires to participate in the discussions regarding the structure, qualifications and needs of the Board.

The identification and selection of director nominees is made by the members of the Board in consultation with one another.  The Board has not established specific minimum qualifications for nominees, but does evaluate prospective nominees for directors based on their perceived character, judgment, independence, financial or business acumen, diversity of experience, ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors.  Other than the diversity of experience of our directors, the Board did not consider diversity in the selection of the director nominees for this annual meeting.  The Board of Directors does not have a policy concerning the consideration of director candidates recommended by stockholders, as no director candidates have been recommended by stockholders in recent years.  Any stockholder of the corporation entitled to vote for the election of directors at the annual meeting may make a nomination at the meeting, provided timely notice is given in writing to the secretary of the corporation.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered and received not earlier than the 150th day before such annual meeting and not later than the close of business on the later of the 120th day before such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.  Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and, if known, residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the number of shares of stock of the corporation which are owned of record and beneficially by the proposed nominee and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are owned by the stockholder.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation.  If it is determined that a nomination does not satisfy the nomination requirements, the defective nomination shall be disregarded.  The Company has not received notice of any such proposed nominee.

Communications with Directors

The Board of Directors does not have a formal process, by which stockholders may send communications to the full Board of Directors or individual directors, but stockholders can mail communications to the Board or individual members at the Company's head offices, as stated on the front page of this Definitive Proxy Statement, to the attention of the Chief Financial Officer.  The Chief Financial Officer will forward such communications to the Board or the specific Director.  Stockholders are also permitted to communicate with the Board of Directors at the Company's annual meeting of stockholders. The Board is of the view that this process is sufficient for allowing stockholders to communicate with the Board.

The Company does not currently have a formal policy regarding directors' attendance at the annual meeting of stockholders, but historically all members of the Board have attended such meetings.  All but one member of the Board attended the 2011 annual meeting of stockholders.

PROPOSAL NO.1.    ELECTION OF DIRECTORS

The Company’s current Board of Directors and the current nominees are listed below:

Name	Age	Present Position With Company	Principal occupation last Five Years	Director Since	Term Expires	Family Relationship Between Directors and Officers
Joseph Lu	58	Chairman, CEO, Interim CFO and Director	CEO,POWIN Corporation	1990	2013(1)	None

Zaixiang Liu	58	Director	Employee of POWIN Corporation	2008	2013(1)	None

Ty Measom	48	Director	Owner/Manager, Camp-Chef Cooking Products	2008	2013(1)	None

Jeanne Liu	52	President, Director	Senior Vice President of Operations	2011	2013(1)	None

(1)	Assumes that the nominee is re-elected. Current term expires at this annual meeting.
.

For each member of our Board (including each person nominated for election as a director at the annual meeting), we have described below the specific experience, qualifications, attributes and skills that led to the conclusion that such person should serve on the Board.

Joseph Lu was born in China.  He received a degree in Chinese Culture from the University of Taipei in Taiwan.  He also received a B.A. degree in Chemical Science.  Mr. Lu formed Powin Corporation in 1990 and has served as its President since inception. Effective March 12, 2012, Joseph Lu was appointed as interim Chief Financial Officer until such time as the Company hires a permanent Chief Financial Officer. Mr. Lu also resigned as President of the Company but will continue as Chief Executive Officer. Prior to founding Powin, Mr. Lu served as the General Manager of the Shunn Feng Ind. Co., Ltd. in Taiwan.  From 1980 to 1986, Mr. Lu was employed as an Environmental Engineer for the Sinotech Engineering Consultant Co. in Taiwan. From 1979 to 1980, Mr. Lu was a quality control inspector for the Shunn Feng. Ind. Co. Ltd. in Taiwan.  Additionally, from 1988 to 1996, Mr. Lu was the President of the Euro Belt Factory Ltd. in Taiwan.  From 1995 to 2006, Mr. Lu was the President of the Qingdao Triple Master Fitness Co., a company that manufactured fitness equipment.  In 2000, Mr. Lu began serving as president of the Qingdao Wei Long Co. Ltd., a company that manufactures outdoor camping cookware.

Zaixiang Fred Liu was born in China.  He received his B.S. degree in 1982 from Shangdong Industry University.  Since January 2004 he has served as the vice president of Powin in charge of research and development.  He began working with Powin in 1998 as an engineer in charge of pricing, engineering, and coordinating with factories and customers.  Prior to his service with Powin, from 1982 until 1998, Mr. Lu worked at Shandong Machinery I&L Corp. High Might Co. as an exporter, vice manager, and chief economist.

Ty Measom received his Bachelor of Science degree in Engineering from Utah State University in 1987.  From 1986 to 1990, he was a Lead Engineer for ICON Health and Fitness.  In 1990, Measom founded Camp Chef Outdoor Cooking Products, where he as served as an owner and officer ever since. Camp Chef is located in Logan, Utah.

Jingshuang “Jeanne” Liu has served as Operations and General Manager of Powin OEM since 1996 and in 2010 advanced to Senior Vice President of Operation of Powin OEM. Effective March 12, 2012, Jeanne Liu resigned as Senior Vice President, Operations, and was appointed President of the Company. Her responsibilities include implementing and maintaining the chain of operations, inventory control and production scheduling.  Prior to her employment at Powin, Ms. Liu was the Officer Manager at the Northwest China Council from 1994 to 1996.  She received her Bachelor of Science degree in Geography from Beijing Normal University in 1982.  Subsequently, she received her Master of Science in Geography from the University of Idaho in 1989 and her Master of Business Administration from the University of Idaho in 1991.

There is no arrangement or understanding between any executive officer and any other person pursuant to which any of such executive officers have been selected to their respective positions.

Board Leadership Structure and Role in Risk Oversight

The Company is led by Joseph Lu, who serves as Chief Executive Officer, Chairman of the Board and Interim Chief Financial Officer.  The Company does not have a member of the Board of Directors who is formally identified as the lead independent director.

Our board leadership structure has proven to be effective for the Company, and we believe that having a combined CEO and Chairman of the Board provides the right form of leadership for the Company.  Although we have a single leader for the Company, the active participation and input of the other members of the Board in overseeing the Company's business ensures that our President and Chairman of the Board does not lead alone.

It is management's responsibility to assess and manage the Company's exposure to risk; however, the Board of Directors takes a lead in establishing guidelines and policies that govern the process.  As needed, the Board of Directors also requests and obtains from management any information that the Board considers relevant to the management of risk.  We believe that our directors provide effective oversight of the risk management function.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth those known to the Company to be beneficial owners of more than five percent (5%) of any class of the Company's securities as of  April 12, 2012 (except as otherwise noted):

Name of Beneficial Owner	Common Stock Beneficially Owned, $0.001 Par Value	Percentage of Common Stock Beneficially Owned	Preferred Stock Beneficially Owned, $100 Par Value	Percentage of Preferred Stock Beneficially Owned
Joseph Lu	133,167,000(a)	82.10%	0	0%
20550 S.W. 115th Ave. Tualatin, OR 97062

Allied Financial Services			487	8.60%
C/O Stephen P Pinto 2994 Baywalk RD
Alameda, CA 94052
Arthur F Arnell & Louise E Arnell Ttees Arnell Family Trust			487	8.60%
Ttees Arnell Family Trust
7932 CALEDONIA DR
SAN JOSE,CA 95135-2112
Stanley H Elam & Patricia E Elam Jt Ten			487	8.60%
17213 VIA DEL RAY
SAN LORENZO,CA 94115
Marion Flaherty			487	8.60%
190 DEL MESA CARMEL CARMEL,CA 93923-7951
Roy Guerro			487	8.60%
1695 19TH Ave.
SAN FRANCISCO,CA 94122
William D Hussey & Sandra Lee Hussey Jt Ten			487	8.60%
20 MUTH DR ORINDA,CA 94563-2806
Michael T Wolf			487	8.60%
4305 Stterling LN BEAUMONT,TX 77706-4134
Adrian Family Trust			942	16.60%
287 LA COSTA AVE. Encinttas, CA 92024
(a)	Includes 66,550,500 shares held by Mr. Lu’s wife, Mei-Yi Lu.

The security ownership of directors and executive officers of the Company as of May 1, 2012 is as shown in the following table.  As of April 12, 2012, there were 162,172,538 shares of Common Stock and 5,660 shares of Preferred Stock issued and outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Preferred Stock Beneficially Owned	Percentage of Preferred Stock Beneficially Owned
Joseph Lu	133,167,000 (a)	82.1%	0	0%

Zaixiang(Fred) Liu	600,000	*	0	0%
Ty Measom	50,000	*	0	0%
Jingshuang (Jeanne) Liu	511,667	*	0	0%
(a)  Includes 66,550,500 shares held by Mr. Lu’s wife, Mei-Yi Lu.
                 ∗Less than 1%

Executive Compensation

The following table summarizes the total compensation of the Company’s President and the Company's other executive officers whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2011.

SUMMARY COMPENSATION TABLE

				Stock
Name and Principal Position	Year	Salary	Bonus	Compensation	Total
Joseph Lu	2011	$240,000	$0	$19,850	$259,850
Chairman of the Board and President	2010	240,000	100,000	2,950	342,950

Zaixiang (Fred) Liu	2011	$72,000	$3,000	$19,850	$94,850
Vice President and Director	2010	72,000	30,000	2,950	104,950

Ronald Horne (a)	2011	$82,400	$3,433	$19,850.00	$105,683
CFO, Director	2010	82,400	35,575	17,875	135,850

Jingshuang (Jeanne) Liu	2011	$105,000	$4,375.00	$11,634	$121,009
Operation and General Manager	2010	98,250	61,250		159,500

(a)	Mr. Horne resigned as CFO and as a director effective March 2, 2012.

Five directors, Joseph Lu, Fred Liu, Ty Measom and Ronald Horne, received 5,000 shares per quarter for service as a director in 2011; On June 30, 2011, Jeanne Liu received 1,667 shares for that quarter for her first quarter service as a director, received 5,000 shares per quarter for the third and fourth quarter in 2011. The total value in dollars paid was $ 91,033.93 for the year.

The Board of Directors held two meetings during 2011.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which the director served during 2011.  The Board of Directors does not have a standing audit, compensation or nominating committee, or other committee performing similar functions.  The Audit Committee held one meeting in 2011

Compensation Discussion and Analysis

There currently is no compensation committee of the Board of Directors (or committee performing equivalent functions).  Accordingly, the Board of Directors itself is responsible for the establishment of the general compensation policies of the Company and the specific compensation for executive officers.  In carrying out this responsibility, however, the Board of Directors requests and considers the recommendations of the President and Chairman of the Board of Directors.  The Board believes that it is able to perform the functions of a compensation committee relative to executive compensation, and therefore a compensation committee of the Board is not necessary.

Executive Compensation Policy

The Company and its Board of Directors have no formal policy in respect to setting executive compensation.  However, any objective of an executive compensation program is to attract and retain qualified individuals who provide the skills and leadership necessary to enable a company to achieve earnings growth and return on investment objectives, while maintaining a commitment to equal employment opportunity and affirmative action guidelines and practices.  The Board of Directors leaves the compensation of its executive officers, including the Company's President and Chief Executive Officer (CEO), to the discretion of President and CEO.

Executive Benefits

All executive officers participate in our benefit programs.  We provide health and welfare benefits, including health coverage.  In addition, our executive officers will be eligible for retirement benefits.

Related Party Transactions

On an annual basis, each executive officer, director and director nominee is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with the Company in which the executive officer, director and director nominee, or any member of his or her immediate family, have a direct or indirect material interest.  Our Board of Directors would resolve any conflict of interest question involving our chief executive officer, and either our Board of Directors or our chief executive officer would resolve any conflict of interest issue involving any other officer or employee of the Company.  In each case, all transactions between the Company and our officers and directors will be on terms no more favorable to those related parties than the terms provided to independent third parties.

PROPOSAL NO.2              ADOPTION OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION

The Board of Directors is recommending that the Company’s current Articles of Incorporation be amended to include a provision granting the directors the authority permitted under the Nevada Business Corporation Act to (i) establish classes of common and preferred stock and to establish the rights, preferences and limitations of any such class; and (ii) to undertake reverse stock splits of the Company outstanding equity securities, without the need for further shareholder approval. The creation of a new class of Common and/or Preferred Stock could have potential negative consequences on the voting power of existing shareholders. For example, the creation of special voting rights such as the right to vote as a separate class on certain corporate actions; the granting of voting rights equal to a certain multiple of shares held; or the right to convert into Common Stock on greater than a one-for-one basis, all of which has the potential to decrease the voting power of the shares of Common Stock held by existing shareholders.

In certain circumstances, a proposal to increase the authorized capital stock may have an anti-takeover effect. The authorization, without prior shareholder approval of additional unreserved classes of Preferred or Common Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action may be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company opposed by management by diluting the stock ownership of any persons seeking to obtain control of the Company. Management of the Company might use the additional authorized capital stock to resist or frustrate a third-party transaction which might provide an above-market premium that is favored by a majority of the independent shareholders. Management of the Company has no present plans to adopt any proposals or to enter into other arrangements that may have material anti-takeover consequences. There are no anti-takeover provisions in the Company’s Articles of Incorporation, Bylaws or other governing documents.

At the present time, there are no plans to establish new classes of Common Stock or Preferred Stock nor are there any plans to undertake a reverse stock split of the Company’s issued and outstanding Common Stock or Preferred Stock.

A copy of the proposed amendment is enclosed with this Proxy Statement as Exhibit A.

Deadline for Stockholder Proposals

It is anticipated that our 2013 annual meeting of stockholders will be held on June 12, 2013.  No stockholder proposal will be included in the Company's proxy statement and form of proxy relating to our 2013 annual meeting of stockholders unless it complies with the proxy solicitation rules of the SEC and is received by the Company on or before January 31, 2013.

Proxies solicited in connection with our 2013 annual meeting of stockholders will confer on the appointed proxies discretionary voting authority to vote on stockholder proposals that are not presented for inclusion in the proxy materials unless the proposing stockholder notifies the Company by January 31, 2013 that such proposal will be made at the meeting.

Financial Statements

The annual report of the Company containing financial statements for the year ended December 31, 2011, on Form 10-K is enclosed with this Proxy Statement.

Other Business

The proxy solicited confers discretionary authority with respect to the voting of the shares represented thereby on any other business that may properly come before the meeting, including adjournment of the meeting from time to time.  However, the Board of Directors has no knowledge of any other business which will be presented at the meeting and does not intend to present any such other business.

 Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company's directors and executive officers, and persons who own more than 10% of a class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Company's capital stock and other equity securities.  Securities and Exchange Commission regulations require directors, executive officers and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) reports they file.  To the Company's knowledge, based solely on review of copies of such reports and written representations that no other reports were required during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with.

EXHIBIT A

The board of directors shall have the authority, without any further approval of the shareholders, to establish the relative rights, preferences and limitations of any class of common or preferred stock. The consideration for the issuance of any shares of capital stock may be paid, in whole or in part, in money, services or other thing of value. The judgment of the directors as to the value of the consideration for the shares shall be conclusive. When the payment of the consideration for the shares has been received by the corporation, such shares shall be deemed fully paid and nonassessable.

The board of directors shall have the authority, without further approval of the shareholders, to decrease the number of issued and outstanding shares of a class or series held by each shareholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same or series pursuant to NRS 78.2055.